Exhibit 5

June 19, 2013

Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024

Re:	Denbury Resources Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as securities counsel to Denbury Resources Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission on or about June 19, 2013, under the Securities Act of 1933, as amended (the “Securities Act”), relating to 5,000,000 additional shares of the $0.001 par value common stock (the “Common Stock”) of the Company that may be issued by the Company under the Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan (the “2004 Incentive Plan”) and 2,000,000 additional shares of Common Stock that may be issued by the Company under the Denbury Resources Inc. Employee Stock Purchase Plan (the “ESPP”). For the purposes hereof, the 2004 Incentive Plan and ESPP will be referred to collectively as the “Plans” and the shares of Common Stock that may be issued under the Plans will be referred to collectively as the “Shares.”

You have requested an opinion with respect to certain legal aspects of the issuance of the Shares. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Company's Second Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the amendment of the Plans, the issuance of the Shares pursuant to the Plans, the filing of the Registration Statement with the Securities and Exchange Commission and related matters; (3) the Registration Statement and exhibits thereto; (4) the Plans, as amended; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content of the Registration Statement, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon our examinations, and the consideration of, and reliance upon, the documents and other matters described above, and assuming that:

(1)    the Shares to be issued or sold in the future under the Plans will be duly issued or sold in accordance with the terms of the applicable Plan and pursuant to the terms of ESPP or awards granted under the 2004 Incentive Plan, as applicable,

(2)    the Company maintains an adequate number of authorized but unissued shares and/or treasury shares for issuance of Shares to be issued pursuant to the ESPP and pursuant to awards granted under the 2004 Incentive Plan, and

(3)    the lawful consideration for the Shares issued (a) under the ESPP and (b) pursuant to awards granted under the 2004 Incentive Plan, is paid to or received by the Company as provided in the Plans and equals or exceeds the par value of such Shares, we are of the opinion that the Shares issued or sold in accordance with the terms of the Plans, and in the case of awards under the 2004 Incentive Plan in accordance with the terms of those awards, will be legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions, rules and regulations interpreting and implementing those laws, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Baker & Hostetler LLP
Baker & Hostetler LLP